Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-198205) of Live Venture Incorporated of our report dated September 14, 2022, with respect to our audit of the financial statements of The Kinetic Co., Inc. as of and for the year ended November 30, 2021, which appears on this Form 8-K/A.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia

September 14, 2022